Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Medical REIT Inc. Announces Change from Plurality to Majority Voting Standard in the Election of Directors and the

Declaration of its Fourth Quarter Common and Preferred Dividends

BETHESDA, Md.—(BUSINESS WIRE)— Global Medical REIT Inc. (NYSE:GMRE) (the “Company”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share, today announced the following events:

Majority Voting for the Election of Directors

On December 14, 2017, the Board of Directors of the Company (the “Board”) approved an amendment to the Company’s Bylaws to change the voting standard in an uncontested election of directors from a plurality standard to a majority standard. In addition, the Board approved an amendment to the Company’s Corporate Governance Guidelines to include a director resignation provision. Under the Company’s amended Corporate Governance Guidelines, a director who receives less than a majority of the votes cast in an uncontested election of directors shall tender his or her resignation to the Board. The Nominating and Corporate Governance Committee of the Board will then make a recommendation to the Board on whether to accept or reject the resignation, or whether any other action should be taken. Within 90 days from the final certification date of the election results, the Board will decide whether to accept or reject such resignation or whether other action should be taken, and the Company will report such decision in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”).

Please see the Company’s Current Report on Form 8-K to be filed with the SEC on December 15, 2017 for a more detailed description of the amendments to the Company’s Bylaws and Corporate Governance Guidelines.

Jeffrey Busch, the Company’s Chairman and Chief Executive Officer, commented, “The Board has served the stockholders and Company with dedication and excellence. They have made an important difference in the Company’s progress towards achieving its goals. At the same time, we and the Board believe moving from a plurality to a majority voting standard strengthens our overall corporate governance profile and assures accountability to our stockholders.”

Henry Cole, the Company’s Lead Independent Director, commented, “This change codifies standards to which the Board has been and are fully dedicated. It is important that we confirm to the Company’s stockholders their critical role in the election of directors, and we believe the steps taken today accomplish that goal.”

Declaration of 4th Quarter Common Stock and Preferred Dividends

The Company announced today that its Board of Directors authorized:

•	a $0.20 per share cash dividend to common stockholders of record as of December 26, 2017, to be paid on January 10, 2018. This dividend represents the Company’s fourth quarter 2017 dividend payment to its common stockholders; and

•	a $0.46875 per share cash dividend to holders of its Series A Cumulative Redeemable Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”) of record as of January 15, 2018, to be paid on January 31, 2018. This dividend represents the Company’s quarterly dividend on its Series A Preferred Stock for the period from October 31, 2017 through January 30, 2018.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share. The Company intends to produce increasing, reliable rental revenue by expanding its portfolio, and leasing each of its healthcare facilities to market-leading operators under a long-term, triple-net lease. The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long-established relationships with a wide range of healthcare providers.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties are described in greater detail in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, as amended by Amendment No. 2 thereto, for the year ended December 31, 2016, which were filed with the SEC on March 27, 2017 and May 9, 2017, respectively, and elsewhere in the reports the Company has filed with the SEC, including statements regarding the Company’s business objectives and the Company’s ability to pay its dividends in a timely fashion or at all. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no obligation to update these statements after the date of this release.

Contacts:

Investor Relations Counsel

The Equity Group Inc.

Jeremy Hellman, Senior Associate

(212) 836-9626 / jhellman@equityny.com

Adam Prior, Senior Vice President

(212) 836-9606 / aprior@equityny.com